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                                                                     EXHIBIT 5.1



                                                   191 Peachtree Street
                                                   Atlanta, Georgia  30303-1763
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January 29, 2004

United Parcel Service, Inc.
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

         RE: UNITED PARCEL SERVICE, INC. -- REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to United Parcel Service, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to the offering of up to 30,000,000 shares (the "Company Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), by the Company pursuant to the Company's Class A Common Stock Dividend Reinvestment Program (the "Plan").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

         The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Company Shares have been duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.
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United Parcel Service, Inc.
January 29, 2004
Page 2



         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                                     Very truly yours,



                                                 /s/ KING & SPALDING LLP